SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: April 1, 1997



                                  CONSECO, INC.

                             State of Incorporation:
                                     Indiana


       Commission File Number                        IRS Employer Id. Number
            No. 1-9250                                    No. 35-1468632

                     Address of Principal Executive Offices:
                         11825 North Pennsylvania Street
                              Carmel, Indiana 46032

                                  Telephone No.
                                 (317) 817-6100





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                        CONSECO, INC. AND SUBSIDIARIES



ITEM 5.  OTHER EVENTS.

     On April 1, 1997, Conseco, Inc. ("Conseco") announced the closing of the public offering by Conseco Financing Trust III, a subsidiary trust of Conseco, of $300 million of 8.796% Capital Securities of Conseco Financing Trust III at $1,000 per security. Each Capital Security will pay cumulative cash distributions at the annual rate of 8.796 percent of the stated $1,000 liquidiation amount per security, payable semi-annually commencing October 1, 1997. The Capital Securities are fully and unconditionally guaranteed by Conseco. Proceeds from the offering of approximately $296.7 million (after underwriting and other associated costs) will be used to repay bank debt.

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                         CONSECO, INC. AND SUBSIDIARIES





ITEM 7(c).      EXHIBITS.



1.1       Underwriting  Agreement  for   $300,000,000  of Capital  Securities of
          Conseco Financing Trust III, dated March 26, 1997.

4.14.1 First Amendment dated as of March 10, 1997, to the Credit Agreement among the Registrant, Bank of America National Trust and Savings Association, First Union National Bank of North Carolina and Nationsbank, N.A. dated November 22, 1996.

4.17.6    Third Supplemental  Indenture,   dated as  of  March 26, 1997, between
          Conseco, Inc. and Fleet National Bank, as Trustee.

4.17.7    8.796% Subordinated Deferrable Interest Debenture due 2027.

4.20.1 Amended and Restated Declaration of Trust of Conseco Financing Trust III, dated as of March 26, 1997, among Conseco, Inc.,as sponsor, the Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of Conseco Financing Trust III.

4.20.2    Global   Certificate  for  Capital   Security  of  Conseco   Financing
          Trust III.

4.20.3 Capital Securities Guarantee Agreement, dated as of April 1, 1997, between Conseco, Inc. and Fleet National Bank.

5.1       Opinion of Richards, Layton & Finger, P.A.

8.1 Opinion of Locke Reynolds Boyd & Weisell as to certain federal income taxation matters.

23.1      Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).

23.2      Consent of Locke Reynolds Boyd & Weisell (included in Exhibit 8.1).




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                         CONSECO, INC. AND SUBSIDIARIES




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 1, 1997

                                         CONSECO, INC.




                                          By:  /s/ ROLLIN M. DICK
                                               ----------------------
                                               Rollin M. Dick
                                               Executive Vice President
                                                 and Chief Financial Officer





























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